SECURITIES AND EXCHANGE COMMISSION
                                 Washington D.C.

                                     FORM 8-K

                                  CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 30, 1997


                                The Ryland Group, Inc.
                                ----------------------
                 (Exact name of registrant as specified in its charter)



      Maryland                         1-8029               52-0849948
(State or other jurisdiction    (Commission File No.)    (IRS Employer of
  incorporation)                                        Identification No.)



11000 Broken Land Parkway, Columbia, Maryland                   21044
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(Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code:  (410) 715-7000



                              Not Applicable
                              --------------
       (Former name or former address, if changed since last report



Item 5. Other Events


                RYLAND ANNOUNCES COMMON STOCK REPURCHASE PROGRAM
                         AND CHANGE IN DIVIDEND POLICY

     The Ryland Group, Inc. has authorized the repurchase of up to 10 percent of its outstanding shares of common stock. The company will repurchase the shares in the open market or in privately negotiated transactions, from time to time, subject to market conditions through its repurchase agent, Dillon, Read, & Co or other agents selected by the company. As of April 30, 1997, the company had approximately 16 million shares outstanding.
     The company also announced that its board of directors approved a regular cash dividend of $0.04 per share for the second quarter of 1997 to holders of record on July 15, 1997, payable July 30, 1997. This payout represents a decrease from the prior quarterly dividend which was $0.15 per share.





                                  SIGNATURES
                                  ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                                      The Ryland Group, Inc.
                                                      ----------------------
                                                      (Registrant)



Date: April 30, 1997                                  /s/ Michael D. Mangan
                                                      ---------------------
                                                      Michael D. Mangan
                                                      Executive Vice President
                                                      Chief Financial Officer